EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-39055, 333-51229, 333-43934, 333-58522, 333-122387, 333-156807, 333-166927 and 333-201069) of Pericom Semiconductor Corporation of our reports dated September 1, 2015 relating to the consolidated financial statements, financial statement schedule and internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
September 1, 2015